                                  EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


I.C. Isaacs & Company, Inc.
Baltimore, Maryland


We hereby consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to the I.C. Isaacs & Company, Inc. 1997 Omnibus Stock Plan of our report dated February 27, 1998, relating to the consolidated financial statements and schedules of I.C. Isaacs & Company, Inc. appearing in or incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.


                              /s/ BDO SEIDMAN, LLP

Washington, D.C.
September 17, 1998